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                                                                     EXHIBIT 4.1


                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

          1.1  Award Date means the date of the first Board meeting after each
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annual meeting of the Company's stockholders beginning with the annual meeting of stockholders in 1997.

          1.2  Board means the Board of Directors of the Company.
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          1.3  Committee means the committee appointed by the Board to
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administer the Plan.

          1.4  Common Stock means the common stock of the Company.
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          1.5  Company means American General Hospitality Corporation, a
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Maryland corporation.

          1.6  Fair Market Value means, on any given date, the current fair
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market value of a share of Common Stock as determined pursuant to subsection (a)
or (b) below.

          (a) The Fair Market Value on the First Award Date for Founding Directors shall be the initial public offering price of the Common Stock.

          (b) Except as provided in subsection (a), Fair Market Value shall be determined as follows: if the Common Stock is not listed on an established stock exchange, Fair Market Value shall be the average of the final bid and asked quotations on the over-the-counter market in which the Common Stock is traded or, if applicable, the reported "closing" price of a share of Common
Stock in the New York over-the-counter market as reported by the National Association of Securities Dealers, Inc. If the Common Stock is listed on one or more established stock exchanges, Fair Market Value shall be deemed to be the highest closing price of a share of Common Stock reported on any of such exchanges. In any case, if
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no sale of Common Stock is made on any stock exchange or over-the-counter market on that date, then Fair Market Value shall be determined as of the next preceding day on which there was a sale.

          1.7  First Award Date means (i) with respect to Founding Directors,
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the date that the registration statement relating to the Company's initial public offering of Common Stock is declared effective by the Securities and Exchange Commission, and (ii) with respect to Non-Founding Directors, the date of the meeting of the Company's shareholders at which the Non-Founding Director is first elected to the Board.

          1.8  Founding Director means a Participant who is a member of the
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Board on the date that the registration statement relating to the Company's initial public offering of Common Stock is declared effective by the Securities and Exchange Commission.

          1.9  Internal Revenue Code means the Internal Revenue Code of 1986, as
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amended.
          1.10  Non-Founding Director means a Participant who is not a Founding
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Director.
          1.11  Option means a stock option that entitles the holder to purchase
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shares of Common Stock from the Company on the terms set forth in Article IV of this Plan.

          1.12  Participant means a member of the Board who, on the First Award
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Date or applicable Award Date, is not an employee or officer of the Company or any "subsidiary" or "parent" corporation of the Company within the meaning of
Section 424 of the Internal Revenue Code.

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          1.13  Plan means the American General Hospitality Corporation Non-
                ----
Employee Directors' Incentive Plan.

                                   ARTICLE II

                                    PURPOSES
                                    --------

          The Plan is intended to (i) assist the Company in recruiting and retaining non-employee directors and (ii) promote a greater identity of interest between Participants and stockholders by enabling Participants to participate in the Company's future success.

                                  ARTICLE III

                                 ADMINISTRATION
                                 --------------

          The Plan shall be administered by the Committee. The Committee shall have complete authority to interpret all provisions of the Plan; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan and to make all other determinations necessary or advisable for the administration of the Plan. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. Any decision made, or action taken, by the Committee in connection with the administration of the Plan shall be final and conclusive.
No member of the Committee shall be liable for any act done in good faith with respect to the Plan. All expenses of administering the Plan shall be borne by the Company.

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                                  ARTICLE IV

                                    OPTIONS
                                    -------

          4.1  Grant of Options.  Each Participant shall be granted an Option
               ----------------
for 10,000 shares of Common Stock on the applicable First Award Date. All Options shall be evidenced by Agreements that shall be subject to the applicable provisions of this Plan and to such other provisions as the Committee may adopt which are not inconsistent with the provisions of this Plan.

          4.2  Option Price.  The price per share of Common Stock purchased on
               ------------
the exercise of an Option shall be the Fair Market Value on the date that the Option is granted.

          4.3  Maximum Option Period.  The maximum period during which an Option
               ---------------------
may be exercised shall be ten years from the date of grant.

          4.4  Exercise of Options.  All Options granted under the Plan shall
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vest in three installments of 3,333, 3,333 and 3,334 shares, respectively, beginning on the date of grant and on subsequent anniversaries thereof (each, a "Vesting Date"), provided the Participant continues to serve as a director of the Company on such Vesting Date.

          4.5  Effect of Termination of Services or Death.  If a Participant
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ceases to serve as a director of the Company for any reason, the Options that have been previously granted to that Participant and that are not vested as of that date shall be forfeited. Options that have vested as of the date of such cessation of services may be exercised by the Participant, in accordance with and subject to the terms of the Plan, after the date such Participant ceases to be a director of the Company. If a Participant dies, the Options that have been previously granted to that Participant and that are vested as of the date of death

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may be exercised by the administrator of the Participant's estate, or by the person to whom such Options are transferred by will or the laws of descent and distribution. In no event, however, may any Option be exercised after the expiration date of such Option. Any Option or portion thereof that is not exercised during the applicable time period specified above shall be deemed terminated at the end of the applicable time period for purposes of Article VI hereof.

          4.6  Payment of Option Price.  Payment of the Option price shall be
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made in cash, cash equivalent acceptable to the Committee, by the surrender of shares of Common Stock, or a combination thereof. If shares of Common Stock are surrendered in payment of the Option price, the shares surrendered must have an aggregate Fair Market Value (determined as of the day preceding the exercise date) that, together with any cash or cash equivalent paid, is not less than the Option price for the number of shares of Common Stock for which this Option is being exercised.

          4.7  Nontransferability.  Each Option granted under this Plan shall be
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nontransferable except by will or by the laws of descent and distribution.
During the lifetime of the Participant to whom an Option is granted, the Option may be exercised only by the Participant. No right or interest of a Participant in any Option shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

          4.8  Shareholder Rights.  No Participant shall have any rights as a
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shareholder with respect to shares of Common Stock subject to his or her Option until the date of exercise of such option.

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                                   ARTICLE V

                                  SHARE AWARDS
                                  ------------

          5.1  Eligibility.  Each Participant will be awarded shares of Common
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Stock on each Award Date. The number of shares of Common Stock issued to each
Participant in accordance with the preceding sentence will be the number of whole shares that has an aggregate Fair Market Value on the Award Date that as nearly as possible equals $8,500. In addition, shares of Common Stock will be awarded to each Founding Director on the First Award Date and to each Non-Founding Director who is first appointed to the Board to fill a vacancy on the Board other than at the regularly scheduled annual meeting of the Company's stockholders on the date of such appointment. The number of shares issued in accordance with the preceding sentence will be the number of whole shares that have an aggregate Fair Market Value on the date of award that as nearly as possible equals the product of $8,500 and a fraction, the numerator of which is the number of full months preceding the next anticipated Award Date and the denominator of which is twelve.

          5.2  Vesting. Shares of Common Stock issued under Section 5.1 shall be
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immediately and fully vested.

          5.3  Shareholder Rights.  A member of the Board who is issued shares
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of Common Stock under Section 5.1 will have the right to vote all such shares and to receive all dividends thereon and shall have all the rights of a shareholder of the Company with respect to such shares.

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                                   ARTICLE VI

                             STOCK SUBJECT TO PLAN
                             ---------------------

          6.1  Shares Issued.  Upon the award of shares of Common Stock in
               -------------
accordance with Article V, the Company may issue shares of Common Stock from its authorized but unissued Common Stock. Upon the exercise of an Option, the Company may deliver to the Participant (or the Participant's broker if the Participant so directs), shares of Common Stock from its authorized but unissued Common Stock.

          6.2  Aggregate Limit.  The maximum aggregate number of shares of
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Common Stock that may be issued under this Plan is 100,000 shares, 80,000 of which may be issued pursuant to Article IV and 20,000 of which may be issued pursuant to Article V. The maximum aggregate number of shares that may be issued under this Plan shall be subject to adjustment as provided in Article VII.

          6.3  Reallocation of Shares.  If an Option is terminated, in whole or
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in part, for any reason other than its exercise, the number of shares of Common
Stock allocated to the Option or portion thereof may be reallocated to other Options to be granted under this Plan.

                                  ARTICLE VII

                     ADJUSTMENT UPON CHANGE IN COMMON STOCK
                     --------------------------------------

          The provisions of this Plan and the terms of outstanding Options shall be adjusted as the Committee shall determine to be equitably required in the event that there is an increase or reduction in the number of shares of Common Stock, or any change (including, but not limited to, a change in value) in the shares of Common Stock or exchange of shares

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of Common Stock for a different number or kind of shares or other securities of the Company by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, subdivision or consolidation of shares, extraordinary dividend, change in corporate structure or otherwise. Any determination made under this Article VII by the Committee shall be final and conclusive.

          The issuance by the Company of shares of any class, or securities convertible into shares of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares of obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the provisions of this Plan or the terms of outstanding Options.

                                  ARTICLE VIII

                            COMPLIANCE WITH LAW AND
                 APPROVAL OF REGULATORY BODIES; GOVERNING LAW
                 --------------------------------------------

          No Common Stock shall be issued and no certificates for shares of Common Stock shall be delivered under the Plan except in compliance with all applicable federal and state laws and regulations, any listing agreement to which the Company is a party, and the rules of all domestic stock exchanges on which the Company's Common Stock may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any certificate issued to evidence Common Stock issued upon the exercise of an Option granted under the Plan may bear such legends and statements as the Committee may deem advisable to assure compliance with federal and state laws and regulations. No Common

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Stock shall be issued and no certificate for shares of Common Stock shall be delivered upon the exercise of an Option granted under the Plan until the Company has obtained such consent or approval as the Committee may deem advisable from regulatory bodies having jurisdiction over such matters. Except as to matters of federal law, this Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Texas without giving effect to conflicts of law principles.

                                   ARTICLE IX

                               GENERAL PROVISIONS
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          9.1  Unfunded Plan.  The Plan, insofar as it provides for awards,
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shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by awards under the Plan. Any liability of the Company to any person with respect to any award to be made under the Plan shall be based solely upon any contractual obligations that may be created pursuant to the Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

          9.2  Rules of Construction.  Headings are given to the articles and
               ---------------------
sections of the Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

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                                   ARTICLE X

                                   AMENDMENT
                                   ---------

          The Board may amend from time to time or terminate the Plan at any time; provided, however, that no amendment may become effective until shareholder approval is obtained if the amendment materially (i) increases the aggregate number of shares of Common Stock that may be issued under this Plan (other than an adjustment authorized under Article VII), (ii) increases the benefits to be awarded under the Plan or (iii) changes the class of individuals eligible to become Participants. The provisions of the Plan relating to the amount, price and timing of grants of Options and awards of shares of Common Stock (including Sections 1.1, 1.6, 1.7, 1.12 and Articles IV, V, VI, and VII) may not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code and the rules and regulations thereunder. No amendment shall, without a Participant's consent, adversely affect any rights of such Participant under any outstanding Option or award of shares with Common Stock.

                                   ARTICLE XI

                                DURATION OF PLAN
                                ----------------

          No Option or award of Common Stock may be made under this Plan after December 31, 2006. Options and awards of Common Stock made before that date shall remain valid in accordance with their terms.

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                                  ARTICLE XII

                             EFFECTIVE DATE OF PLAN
                             ----------------------

          Options may be granted under this Plan upon its adoption by the Board, provided that no Option shall be effective or exercisable unless this Plan is approved by a majority of the votes entitled to be cast by the Company's stockholders, voting either in person or by proxy, at a duly held stockholders' meeting or by unanimous consent of the Company's stockholders. Awards of Common Stock may be granted under this Plan upon the later of its adoption by the Board or its approval by stockholders in accordance with the preceding sentence.

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